Exhibit 1(f)

MERRILL LYNCH INDEX FUNDS, INC.

Certificate of Correction

THIS IS TO CERTIFY THAT:

Merrill Lynch Index Funds, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST:

On April 17, 2003, the Corporation filed Articles Supplementary Increasing the Authorized Capital Stock of the Corporation (the “Articles Supplementary”). The Corporation is filing this Certificate of Correction to correct a typographical error contained in the first and third paragraphs of the Articles Supplementary.

SECOND:	The title of the document being corrected hereby is Articles Supplementary Increasing the Authorized Capital Stock of the Corporation.

THIRD:	The name of the corporation for which the Articles Supplementary were filed is Merrill Lynch Index Funds, Inc.

FOURTH:	The document being corrected was filed on April 17, 2003.

FIFTH:	The first and third paragraphs of the Articles Supplementary read as follows:

1.    The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue One Billion (1,000,000,000) shares of capital stock, as follows:

Series and Classes	Number of Authorized Shares
Merrill Lynch Aggregate Bond Index Fund
Class A Common Stock	125,000,000
Class D Common Stock	125,000,000

Merrill Lynch International Index Fund
Class A Common Stock	125,000,000
Class D Common Stock	125,000,000

Merrill Lynch S&P 500 Index Fund
Class A Common Stock	125,000,000
Class D Common Stock	125,000,000

Merrill Lynch Small Cap Index Fund
Class A Common Stock	125,000,000
Class D Common Stock	125,000,000

Total: 1,000,000,000

All shares of all classes of the Corporation’s capital stock have a par value of One Hundredth of One Cent ($.0001) per share, and an aggregate par value of One Hundred Thousand Dollars ($100,000).

3.    After this increase in the number of authorized shares, the Corporation will have the authority to issue One Billion Two Hundred Fifty Million (1,250,000,000) shares of capital stock as follows:

Merrill Lynch Aggregate Bond Index Fund
Class A Common Stock	125,000,000
Class D Common Stock	125,000,000

Merrill Lynch International Index Fund
Class A Common Stock	125,000,000
Class D Common Stock	125,000,000

Merrill Lynch S&P 500 Index Fund
Class A Common Stock	250,000,000
Class D Common Stock	250,000,000

Merrill Lynch Small Cap Index Fund
Class A Common Stock	125,000,000
Class D Common Stock	125,000,000

Total: 1,250,000,000

After this increase, all shares of all classes of the Corporation’s capital stock will have a par value of One Hundredth of One Cent ($0.0001) per share, and an aggregate par value of One Hundred Twenty Five Thousand Dollars ($125,000).

SIXTH:	The first and third paragraphs as corrected read as follows:

2.    The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue One Billion (1,000,000,000) shares of capital stock, as follows:

Series and Classes	Number of Authorized Shares
Merrill Lynch Aggregate Bond Index Fund
Class I Common Stock	125,000,000
Class A Common Stock	125,000,000

Merrill Lynch International Index Fund
Class I Common Stock	125,000,000
Class A Common Stock	125,000,000

Merrill Lynch S&P 500 Index Fund
Class I Common Stock	125,000,000
Class A Common Stock	125,000,000

Merrill Lynch Small Cap Index Fund
Class I Common Stock	125,000,000
Class A Common Stock	125,000,000

Total: 1,000,000,000

All shares of all classes of the Corporation’s capital stock have a par value of One Hundredth of One Cent ($.0001) per share, and an aggregate par value of One Hundred Thousand Dollars ($100,000).

3.    After this increase in the number of authorized shares, the Corporation will have the authority to issue One Billion Two Hundred Fifty Million (1,250,000,000) shares of capital stock as follows:

Merrill Lynch Aggregate Bond Index Fund
Class I Common Stock	125,000,000
Class A Common Stock	125,000,000

Merrill Lynch International Index Fund
Class I Common Stock	125,000,000
Class A Common Stock	125,000,000

Merrill Lynch S&P 500 Index Fund
Class I Common Stock	250,000,000
Class A Common Stock	250,000,000

Merrill Lynch Small Cap Index Fund
Class I Common Stock	125,000,000
Class A Common Stock	125,000,000

Total: 1,250,000,000

After this increase, all shares of all classes of the Corporation’s capital stock will have a par value of One Hundredth of One Cent ($0.0001) per share, and an aggregate par value of One Hundred Twenty Five Thousand Dollars ($125,000).

IN WITNESS WHEREOF, Merrill Lynch Index Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on August 27, 2003.

Merrill Lynch Index Funds, Inc.

By:	/s/ Terry K. Glenn
Terry K. Glenn President

ATTEST:

/s/ Brian D. Stewart
Brian D. Stewart Secretary

The undersigned, President of Merrill Lynch Index Funds, Inc., who executed on behalf of said Corporation the foregoing Certificate of Correction, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Certificate of Correction to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth herein with respect to the approval thereof are true in all material respects, under the penalties for perjury.

Dated: August 27, 2003	By:	/s/ Terry K. Glenn
Terry K. Glenn President

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